                                                                  Exhibit 3.2(a)


                         MAIN STREET BANKS INCORPORATED

                                     BYLAWS

                         MAIN STREET BANKS INCORPORATED

                                     BYLAWS

                                TABLE OF CONTENTS



                                                                                                               PAGE
ARTICLE ONE - OFFICES AND AGENT

         Section 1.1       Registered Office and Agent ........................................................1
         Section 1.2       Other Offices ......................................................................1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

         Section 2.1       Place of Meetings ..................................................................1
         Section 2.2       Annual Meetings ....................................................................1
         Section 2.3       Substitute Annual Meeting ..........................................................1
         Section 2.4       Special Meetings ...................................................................I
         Section 2.5       Notice of Meetings .................................................................1
         Section 2.6       Quorum .............................................................................2
         Section 2.7       Voting of Shares ...................................................................2
         Section 2.8       Proxies ............................................................................2
         Section 2.9       Presiding Officer ..................................................................2
         Section 2.10      Adjournments .......................................................................2

ARTICLE THREE - THE BOARD OF DIRECTORS

         Section 3.1       General Powers .....................................................................3
         Section 3.2       Number, Election and Term of Office ................................................3
         Section 3.3       Removal ............................................................................3
         Section 3.4       Vacancies ..........................................................................3
         Section 3.5       Compensation .......................................................................3
         Section 3.6       Committees of the Board of Directors ...............................................3

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1       Regular Meetings ...................................................................4
         Section 4.2       Special Meetings ...................................................................4
         Section 4.3       Place of Meetings ..................................................................4
         Section 4.4       Notice of Meetings .................................................................4
         Section 4.5       Quorum .............................................................................4
         Section 4.6       Vote Required for Action ...........................................................4
         Section 4.7       Participation by Conference Telephone ..............................................4


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                                      - i -



                                TABLE OF CONTENTS
                                   (continued)



                                                                                                               PAGE
         Section 4.8       Action by Directors Without a Meeting ..............................................5
         Section 4.9       Adjournments........................................................................5

ARTICLE FIVE - NOTICE AND WAIVER

         Section 5.1       Procedure ..........................................................................5
         Section 5.2       Waiver .............................................................................5

ARTICLE SIX - OFFICERS

         Section 6.1       Number .............................................................................5
         Section 6.2       Election and Term ..................................................................6
         Section 6.3       Compensation .......................................................................6
         Section 6.4       Removal ............................................................................6
         Section 6.5       Chairman of the Board ..............................................................6
         Section 6.6       President ..........................................................................6
         Section 6.7       Vice Presidents ....................................................................6
         Section 6.8       Secretary ..........................................................................6
         Section 6.9       Treasurer ..........................................................................7
         Section 6.10      Assistant Secretary and Assistant Treasurer ........................................7
         Section 6.11      Bonds ..............................................................................7
         Section 6.12      Reimbursement by Officers ..........................................................7

ARTICLE SEVEN - DIVIDENDS

         Section 7.1       Time and Conditions of Declaration .................................................7
         Section 7.2       Reserves ...........................................................................7
         Section 7.3       Share Dividends-Treasury Shares ....................................................8
         Section 7.4       Share Dividends-Unissued Shares ....................................................8
         Section 7.5       Share Splits .......................................................................8

ARTICLE EIGHT - SHARES

         Section 8.1       Authorization and Issuance of Shares ...............................................8
         Section 8.2       Share Certificates .................................................................8
         Section 8.3       Rights of Corporation with Respect to
                           Registered Owners ..................................................................9
         Section 8.4       Transfers of Shares ................................................................9
         Section 8.5       Duty of Corporation to Register Transfer ...........................................9
         Section 8.6       Lost, Stolen or Destroyed Certificates .............................................9


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                                     - ii -




                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               PAGE
         Section 8.7       Fixing of Record Date .............................................................. 9
         Section 8.8       Record Date if None Fixed ..........................................................10

ARTICLE NINE - INDEMNIFICATION

         Section 9.1       Indemnification in Actions Other
                           Than by or in the Right of the Corporation .........................................10
         Section 9.2       Indemnification in Actions By or
                           In the Right of the Corporation ....................................................10
         Section 9.3       Mandatory Indemnification of Expenses
                           in Successful Defenses .............................................................11
         Section 9.4       Authorization for Indemnification ..................................................11
         Section 9.5       Advancement of Expenses ............................................................11
         Section 9.6       Non-Exclusivity of Indemnification
                           and Advancement of Expenses ........................................................12
         Section 9.7       Insurance ..........................................................................12
         Section 9.8       Notification to Shareholders of
                           Amounts Paid in Indemnification ....................................................12
         Section 9.9       Meaning of "Corporation" for
                           Purposes of Article Nine ...........................................................13
         Section 9.10      Survival of Indemnification and
                           Advancement of Expenses ............................................................13
         Section 9.11      Severability .......................................................................13

ARTICLE TEN - MISCELLANEOUS

         Section 10.1      Inspection of Books and Records ....................................................13
         Section 10.2      Fiscal Year ........................................................................13
         Section 10.3      Seal ...............................................................................13
         Section 10.4       Annual Statements .................................................................13

ARTICLE ELEVEN - AMENDMENTS

         Section 11.1      Power to Amend Bylaws ..............................................................14
         Section 11.2      Conditions .........................................................................14


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                                     - iii -



                                   ARTICLE ONE

                                Offices and Agent

         Section 1.1 REGISTERED OFFICE AND AGENT. The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

         Section 1.2 OTHER OFFICES. In addition to its registered office, the corporation may have offices at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the corporation may require or make desirable.

                                   ARTICLE TWO

                             Shareholders' Meetings

         Section 2.1 PLACE OF MEETINGS. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the registered office of the corporation.

         Section 2.2 ANNUAL MEETINGS. The regular annual meeting of shareholders of the corporation for the purpose of electing directors and transacting any and all business that may properly come before the meeting shall be held on the third Tuesday in April of each year, or. on such other day as the Board of Directors may for any given year determine to be more appropriate.

         Section 2.3 SUBSTITUTE ANNUAL MEETING. If the annual meeting of shareholders is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent shareholders' meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.

         Section 2.4 SPECIAL MEETINGS. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, the President or a majority of the members of the Board of Directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders shall be called by the corporation upon the written request of the holders of forty percent (40%) or more of all the shares of capital stock of the corporation entitled to vote in an election of directors.

         Section 2.5       NOTICE OF MEETINGS. Unless waived as contemplated in
Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of 4 the meeting shall be delivered not less than ten (10) days nor more than fifty
(50) days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the

Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

         Section 2.6 QUORUM. At all meetings of the shareholders the presence, in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.7 VOTING OF SHARES. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

         Section 2.8 PROXIES. A shareholder entitled to vote pursuant to the articles of incorporation may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

         Section 2.9 PRESIDING OFFICER. The Chairman of the Board of Directors, or in his absence, the President shall serve as the chairman of every shareholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

         Section 2.10 ADJOURNMENTS. When a quorum is once present to organize a meeting, any meeting of the shareholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place notwithstanding the withdrawal of enough shareholders to leave less than a quorum. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                  ARTICLE THREE

                             The Board of Directors

         Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 3.2 NUMBER OF DIRECTORS. The Board of Directors of the corporation shall consist of four (4) persons. Except as provided in Section 3.4, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of the shareholders. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

         Section 3.3 REMOVAL. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of two-thirds (2/3) of the shares entitled to vote at an election of directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

         Section 3.4 VACANCIES. A vacancy occurring in the Board of Directors, except by reason of removal of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of two-thirds (2/3) of the directors remaining in office though less than a quorum of the Board of Directors.

         Section 3.5 COMPENSATION. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

         Section 3.6 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors by resolution adopted by a majority of the full Board of Directors may' designate from among its members an executive committee and one or more other committees, each consisting of two or more directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

         Section 4.1 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

         Section 4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or in his absence, by the President, or by any two directors in office at that time.

         Section 4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

         Section 4.4 NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the directors of the corporation. Unless waived as contemplated in Section 5.2, the Chairman of the Board of Directors or the Secretary of the corporation or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, cablegram or personal delivery at least two (2) hours before the time of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

         Section 4.5 QUORUM. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business. In no case shall less than two directors constitute a quorum, except that when the Board of Directors consists of only one director, then one director shall constitute a quorum.

         Section 4.6 VOTE REQUIRED FOR ACTION. Except as otherwise provided in articles of incorporation of the corporation, these bylaws or by law, the act" of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

         Section 4.7 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting.

         Section 4.8 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

         Section 4.9 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                  ARTICLE FIVE

                                Notice and Waiver

         Section 5.1 PROCEDURE. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4 for any shareholder or director respectively. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

         Section 5.2 WAIVER. Except as limited by the Georgia Business Corporation ode, whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                   ARTICLE SIX

                                    Officers

         Section 6.1 NUMBER. The executive officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents as determined or designated by the Board of Directors, a Secretary and a Treasurer. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, but the corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 6.2 ELECTION AND TERM. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

         Section 6.3 COMPENSATION. The compensation of all executive officers of the corporation shall be fixed by the Board of Directors.

         Section 6.4 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

         Section 6.5 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call meetings of the shareholders, the Board of Directors and the Executive Committee to order and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

         Section 6.6 PRESIDENT. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

         Section 6.7 VICE PRESIDENTS. The Vice President shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President. If the corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

         Section 6.8 SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.

         Section 6.9 TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors.

The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of the same to the Board of Directors and President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

         Section 6.10 ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

         Section 6.11 BONDS. The Board of Directors may by resolution require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         Section 6.12 REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the corpora n such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount dis- allowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                  ARTICLE SEVEN

                                    Dividends

         Section 7.1 TIME AND CONDITIONS OF DECLARATION. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the next preceding fiscal year.

         Section 7.2 RESERVES. Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus or current net earnings of the corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interest of the corporation.

         Section 7.3 SHARE DIVIDENDS-TREASURY SHARES. Dividends may be declared by the Board of Directors and paid in the shares of the corporation out of any treasury shares that have been reacquired out of the surplus of the corporation.

         Section 7.4 SHARE DIVIDENDS-UNISSUED SHARES. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of any unreserved and unrestricted surplus of the corporation; provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

         Section 7.5 SHARE SPLITS. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this Article.

                                  ARTICLE EIGHT

                                     Shares

         Section 8.1 AUTHORIZATION AND ISSUANCE OF SHARES. The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be set forth from time to time in the articles of incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the corporation within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of incorporation or Georgia law.

         Section 8.2 SHARE CERTIFICATES. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the corporation's books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signatures shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         Section 8.3 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 8.4 TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.6 of these bylaws shall have been complied with.

         Section 8.5 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

          (a) the share certificate is endorsed by the appropriate person or persons; and

          (b) reasonable assurance is given that the endorsements are genuine and effective; and

          (c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

          (d) any applicable law relating to the collection of taxes has been complied with; and

          (e) the transfer is in fact rightful or is to a bona fide purchaser.

         Section 8.6 LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, st-Len or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         Section 8.7 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may f ix in advance a date as the record date, such date to be not more than fifty (50) days (and, in the case of a shareholders' meeting, not less than ten [101 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.


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         Section 8.8 RECORD DATE IF NONE FIXED. If no record date is fixed, as provided in Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

                                  ARTICLE NINE

                                 Indemnification

         Section 9.1 INDEMNIFICATION IN ACTIONS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 9.2 INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. r

         Section 9.3 MANDATORY INDEMNIFICATION OF EXPENSES IN SUCCESSFUL DEFENSES. To the extent that a director, officer employee, or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Section 9.1 or Section 9.2 of this Article Nine or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 9.4 AUTHORIZATION FOR INDEMNIFICATION. Any indemnification under Section 9.1 or Section 9.2 of this Article Nine (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 above, as the case may be, and if indemnification is determined to be proper then, in the case of proposed indemnification of any person other than a director of the corporation or a board-elected officer, only as authorized in the specific case. Such determination shall be made:

         (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

         (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

         Section 9.5. ADVANCEMENT OF EXPENSES. Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Nine. Such expenses incurred by other employees and agents of the corporation may, at the discretion of the board of directors, be so paid upon such terms and conditions, including receipt of the undertaking to repay as described above, as the board of directors deems appropriate.

         Section 9.6 NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section 9.6 by the corporation with respect to the liabilities described in divisions (b)(3)(A)(i) through (b)(3)(A)(iv) of
Section 14-2-171 of the Georgia Business Corporation Code.

         Section 9.7 INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article Nine.

         Section 9.8 NOTIFICATION TO SHAREHOLDERS OF AMOUNTS PAID IN INDEMNIFICATION. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, shall send in accordance with the manner specified in Section 14-2-113 of the Georgia Business Corporation Code to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         Section 9.9 MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE NINE. For purposes of this Article Nine, references to "the corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation, so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the' same capacity, provided that no indemnification under Section 9.1 or Section 9.2 of this Article Nine permitted by this Section 9.9 shall be mandatory under this Section 9.9 or any bylaw of the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving or new corporation, in the manner provided in paragraphs (1) and (3) of Section 9.4 of this Article Nine.

         Section 9.10 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 9.11 SEVERABILITY. In the event that any of the provisions of . this Article Nine (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                   ARTICLE TEN

                                  Miscellaneous

         Section 10.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

         Section 10.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

         Section 10.3 SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

         Section 10.4 ANNUAL STATEMENTS. Not later than four (4) months after the close of. each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                 ARTICLE ELEVEN

                                   Amendments

         Section 11.1 POWER TO AMEND BYLAWS. The Board of Directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

         Section 11.2 CONDITIONS. Except with respect to Section 3.3 or Article Nine of these bylaws, any action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office; provided, however, that any modification to Section 3.3 or Article Nine of these bylaws requires the affirmative vote of (i) two-thirds (2/3) of all shares entitled to elect directors or (b) two-thirds (2/3) of all directors then holding office.